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                                                                    EXHIBIT 5.1


                              CENDANT CORPORATION
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054



                                                              December 22, 1998

Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

                  Re:    Cendant Corporation Registration
                         Statement On Form S-8
                         --------------------------------
Ladies and Gentlemen:

         I am Vice President, Legal of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register up to 26,712,500 shares of the common stock, par value $.01 per share, of the Company ("Company Common Stock") consisting (i) up to 2,500,000 shares of Company Common Stock issuable pursuant to the Cendant Corporation 1998 Stock Purchase Plan (the "1998 Purchase Plan"), (ii) 6,212,500 shares of Company Common Stock issuable pursuant to the Cendant Corporation 1992 Employee Stock Option Plan ( the "1992 Plan" ), (iii) up to 16,000,000 shares of issuable pursuant to the Cendant Corporation 1999 Broad-Based Employee Stock Option Plan (the "1999 Plan"), and (iv) up to 2,000,000 shares of Company Common Stock issuable pursuant to the Cendant Corporation Deferred Compensation Plan (the "Deferred Plan", together with the 1998 Purchase Plan, the 1992 Plan, and the 1999 Plan, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plans; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iii) resolutions of the Board of Directors of the Company; and (vi) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and


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the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Company Common Stock, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                           Very truly yours,

                                                           /s/ Eric J. Bock
                                                           ----------------
                                                           Eric J. Bock